UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 19, 2006
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136

Minnesota	41-0948334
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3515 Lyman Boulevard, Chaska, Minnesota 55318
(Address of principal executive offices, including zip code)
(952) 368-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In December 2002, Lifecore Biomedical, Inc. (the “Company”), entered into a Revolving Credit and Security Agreement (the “Agreement”) with M&I Marshall & Ilsley Bank (the “Bank”). Under the Agreement, the Bank agreed to make advances (the “Advances”) to the Company until December 31, 2005 (the “Termination Date”) or until an earlier termination date in accordance with in the Agreement, in an aggregate amount not to exceed $5,000,000. The Agreement allowed for Advances against eligible accounts receivable and inventories, subject to a borrowing base certificate. The terms of the Agreement required the Company to comply with various financial covenants, including minimum tangible net worth, liabilities to tangible net worth ratio and net income (loss).
In June 2003, certain covenants in the Agreement relating to the required borrowing base and net income levels were amended (“Amendment No. 1”). In November 2004, the Agreement was further amended in order to extend the Termination Date until December 31, 2006 and to amend certain covenants regarding tangible net worth and net income (“Amendment No. 2”). Amendment No. 2 also amended the interest rate provisions of the Agreement to provide that interest will accrue at a fluctuating annual rate equal to either (1) prime rate minus 0.50% or (2) LIBOR plus 2.25%, as elected by the Company.
On December 19, 2006, the Agreement was further amended in order to extend the Termination Date until December 31, 2008, to delete the requirement that the Company furnish to the Bank a borrowing base certificate (together with an accounts receivable and accounts payable aging) after the end of each month, and to delete the net income restrictive covenant (“Amendment No. 3”). Amendment No. 3 also amended the interest rate provisions of the Agreement to provide that interest will accrue at a fluctuating annual rate equal to either (1) prime rate minus 1.00% or (2) LIBOR plus 1.75%, as elected by the Company. At December 19, 2006, there was no balance outstanding under the line of credit and the Company was in compliance with all covenants under the Agreement.
The foregoing description of Amendment No. 3 to the Agreement is not complete and is qualified in its entirety by reference to Amendment No. 3, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended December 31, 2002, a copy of Amendment No. 1 to the Agreement was filed as Exhibit 10.21 to the Company’s Form 10-K for the fiscal year ended June 30, 2003, and a copy of Amendment No. 2 to the Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ending December 31, 2004.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment No. 3 dated as of December 19, 2006 to the Revolving Credit and Security Agreement between the Company and M&I Marshall & Ilsley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.

By:	/s/ Dennis J. Allingham

Dennis J. Allingham
President and Chief Executive Officer
Date: December 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 3 dated as of December 19, 2006 to the Revolving Credit and Security Agreement between the Company and M&I Marshall & Ilsley Bank.

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